[LOGO]


March 10, 1997



Board of Directors
ThermaCell Technologies, Inc.



     We consent to the use of our report dated January 3, 1996, on the financial statements of C.F. Darling Paint & Chemicals, Inc. included in Amendment No. 1, Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.



                                   /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

                                   CHERRY, BEKAERT & HOLLAND, L.L.P.

[LOGO]


March 10, 1997



Board of Directors
ThermaCell Technologies, Inc.



     We consent to the use of our report dated January 15, 1997, on the financial statements of ThermaCell Technologies, Inc. included in Amendment No. 1, Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.



                                   /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

                                   CHERRY, BEKAERT & HOLLAND, L.L.P.